AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GOODRICH PETROLEUM CORPORATION

(exact name of registrant as specified in its charter)

Delaware	76-0466193
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

808 Travis Street, Suite 1320

Houston, Texas 77002

(Address, including Zip Code,

of Principal Executive Offices)

GOODRICH PETROLEUM CORPORATION

1995 STOCK OPTION PLAN

(Full title of the Plan)

Robert C. Turnham, Jr.

President and Chief Operating Officer

808 Travis Street, Suite 1320

Houston, Texas 77002

713-780-9494

(Name, Address, including Zip Code, and Telephone Number,

including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.20 par value per share	2,000,000 Shares	$12.29	$24,580,000	$3,115

(1)

This registration statement shall also cover any additional shares of Common Stock that become issuable under the Goodrich Petroleum Corporation 1995 Stock Option Plan being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Company’s Common Stock on the New York Stock Exchange on November 10, 2004.

STATEMENT UNDER GENERAL INSTRUCTION E — REGISTRATION OF ADDITIONAL SHARES

This Registration Statement on Form S-8 is being filed by Goodrich Petroleum Corporation (the “Company”) to register an additional 2,000,000 shares of common stock of the Company, $0.20 par value (the “Common Stock”), which may be acquired pursuant to awards granted to certain employees of the Company under the Company’s 1995 Stock Option Plan (the “Plan”). Pursuant to General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8, Registration No. 333-01077, filed with the Securities and Exchange Commission (the “Commission”) on February 20, 1996, are hereby incorporated in this Registration Statement by reference to the extent not replaced hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act, Goodrich Petroleum Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on September 30, 2004.

GOODRICH PETROLEUM CORPORATION

By:	/s/ Walter G. Goodrich
Walter G. Goodrich, Vice Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of GOODRICH PETROLEUM CORPORATION (the “Company”) hereby constitutes and appoints Walter G. Goodrich and Robert C. Turnham, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Capacity	Date
/s/ Walter G. Goodrich	Vice Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	September 30 , 2004
Walter G. Goodrich

/s/ D. Hughes Watler	Chief Financial Officer (Principal Financial and Accounting Officer)	September 30, 2004
D. Hughes Watler

/s/ Patrick E. Malloy, III	Chairman of the Board of Directors	September 30, 2004
Patrick E. Malloy, III

Signature	Capacity	Date

/s/ Michael J. Perdue	Director	September 30, 2004
Michael J. Perdue

/s/ Arthur A. Seeligson	Director	September 30, 2004
Arthur A. Seeligson

/s/ Steven A. Webster	Director	September 30, 2004
Steven A. Webster

/s/ Gene Washington	Director	September 30, 2004
Gene Washington

/s/ Henry Goodrich	Director	September 30, 2004
Henry Goodrich

EXHIBIT INDEX

Exhibit Number	Description
4.1	Goodrich Petroleum Corporation 1995 Stock Option Plan (incorporated by reference to Exhibit 10.21 to the Company’s Registration Statement filed June 13, 1995 on Form S-4 (File No. 33-58631).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the shares being registered.

23.1*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP.

24.1*	Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

*	Filed herewith